Exhibit 99.1

Ispire Technology Inc. Reports Fiscal Third Quarter 2024 Financial Results

Total Revenue Increased 24% year-over-year to $30.0 Million

Gross Profit Increased 35% year-over-year to $6.1 Million

North American Cannabis Vaping Hardware Revenue Increased 57% year-over-year to

$11.9 Million

Closed $12.3 million public offering

LOS ANGELES, May 14, 2024 – Ispire Technology Inc. (NASDAQ: ISPR) (“Ispire” or the “Company”), an innovator in vaping technology and precision dosing, today reported results for the fiscal third quarter, which ended March 31, 2024, and filed its quarterly report on Form 10-Q on May 14, 2024.

Fiscal Third Quarter 2024 Financial Results

●	Revenue increased 24% to $30.0 million as compared to $24.1 million in the same period of 2023. Tobacco vaping products contributed $18.1 million and cannabis vaping products contributed $11.9 million to revenue during the fiscal third quarter 2024;

●	Gross profit increased 35% to $6.1 million for the three-month period ended March 31, 2024, compared to $4.5 million in the third quarter of fiscal 2023. Gross profit for the nine-month period ended March 31, 2024, was $19.2 million, compared to $14.3 million for the same period in fiscal 2023.

●	Gross margin increased to 20.4% as compared to 18.7% in the same period of 2023;

●	Total operating expenses increased 63.7% to $11.8 million as compared to $7.2 million in the same period of 2023; and

●	Net loss of $5.9 million as compared to net loss of $2.3 million in the same period of 2023.

Michael Wang, Co-Chief Executive Officer of Ispire, commented, “The third quarter was important for Ispire as it demonstrated our continued ability to add new strategic partners and expand within existing market sectors as we execute on our mission to be an innovator and a leader in our markets. During the quarter, we entered into a joint venture with Berify and Chemulor, and, subsequent to the end of the quarter, announced a partnership with a subsidiary of Acreage Holdings, Inc. (OTCMKTS: ACRGF). These partnerships will allow us to continue to expand our market share as we offer our cutting-edge products and technology globally.

“Also during the quarter, we successfully closed on a $12.3 million public offering. This additional capital will allow us to help fund our joint venture with our partners and also ramp up our operations at our Malaysian manufacturing facility. This facility will play an important part in our operational and financial performance as it further streamlines our supply chain which will lead to improved gross margins and profitability,” concluded Wang.

Daniel Machock, Chief Financial Officer of Ispire, stated, “Our third quarter results reflect Ispire’s ability to capitalize on areas of strength and to quickly pivot to meet our expectations for our markets. We successfully demonstrated this ability in the third quarter, shifting our focus to increasing profitability due to the anticipated seasonal impact of Chinese New Year on our manufacturing partners. This ability allowed us to continue to invest in research and innovation, while expanding in our existing markets and ensuring that we were well-positioned to enter new markets where we believe there is significant market opportunity.”

Financial Results for the Three and Nine-Month Periods Ended March 31, 2024

Revenue increased 24% to $30.0 million for the fiscal third quarter ended March 31, 2024, compared to $24.1 million in the third quarter of fiscal 2023. The increase in the third quarter of fiscal 2024, was primarily attributable to an increase in North American cannabis vaping hardware sales which increased 57% year-over-year from $7.6 million to $11.9 million.

For the nine-month period ended March 31, 2024, Ispire reported revenue of $114.6 million compared to $83.0 million during the same period last year, an increase of 38%. The increase in revenue was primarily attributable to an increase in North American cannabis vaping hardware sales which increased 108% from $23.4 million for the first nine-months of fiscal 2023 to $48.8 million for the first nine-months of fiscal 2024.

Gross profit increased by 35% to $6.1 million for the three-month period ended March 31, 2024, compared to $4.5 million in the third quarter of fiscal 2023. Gross profit for the nine-month period ended March 31, 2024, was $19.2 million compared to $14.3 million for the same period in fiscal 2023.

Gross margin for the three months ended March 31, 2024, was 20.4% compared to 18.7% for the same period in fiscal 2023. For the nine-month period ended March 31, 2024, gross margin was 16.8%, compared to 17.2% during the same period in the prior fiscal year.

Total operating expenses increased by 64% to $11.8 million for the third quarter in fiscal 2024, compared to $7.2 million for the same period of fiscal 2023. This increase was primarily due to marketing expenses and working capital related to maintaining our manufacturing plant in Malaysia and increased professional fees for expenses incurred as a public company. Total operating expenses for the nine-months ended March 31, 2024, were $29.8 million as compared to $17.9 million in the same period in fiscal 2023.

Net loss was $5.9 million or $0.11 per share, for the third quarter of fiscal 2024, compared to a net loss of $2.3 million, or $0.05 per share for the third quarter of fiscal 2023. For the first nine-months of fiscal 2024, net loss was approximately $11.3 million or $0.21 per share, compared to a net loss of approximately $4.5 million, or $0.09 per share for the first nine-months of fiscal 2023.

As of March 31, 2024, Ispire had approximately $39.5 million in cash and cash equivalents. As of March 31, 2024, and June 30, 2023, we had working capital of $28.9 million and $28.8 million respectively.

Non-GAAP net loss for the nine months ended March 31, 2024 and 2023

	Nine months ended March 31,
	2024	2023

Net loss	$(11,346,690)	$(4,512,513)

add Stock-based compensation expenses	4,691,872	-
add Credit loss expenses	3,318,772	2,330,835
add Patent expenses, net off capitalization	380,768	1,534,899

Non-GAAP net loss	$(2,955,278)	$(2,977,614)

Conference Call

The Company will conduct a conference call at 8:00 am Eastern Time on Wednesday May 15, 2024, to discuss the results. Ispire management will host the conference call, followed by a question-and-answer period.

Please call the conference call dial-in 5-10 minutes prior to the start time and ask for the “Ispire Technology Call.” An operator will register your name and organization.

●	Date: Wednesday, May 15, 2024

●	Time: 8:00 am ET

●	Dial-In Numbers: United States 877-451-6152 or International +1 201-389-0879

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at https://viavid.webcasts.com/starthere.jsp?ei=1669249&tp_key=6a1ed4d261.

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available through 11:00 am ET on May 15, 2024, to May 29, 2024. To listen, please dial 844-512-2921 or +1 412-317-6671. Use the passcode 13746419 to access the replay.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license more than 200 patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the U.S., People’s Republic of China and Russia) primarily through its global distribution network. The Company’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire sells its cannabis vaping hardware only in the U.S., and it recently commenced its marketing activities in Canada and Europe. For more information, visit www.ispiretechnology.com or follow Ispire on Instagram, LinkedIn, Facebook, Twitter and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: whether the Joint Venture may be successful in achieving its goals as currently contemplated, with different terms, or at all, the Joint Venture’s ability to innovate in the e-cigarette technology space or develop age gating or age verification technologies for nicotine vaping devices, the Company’s ability to collect its accounts receivable in a timely manner, the Company’s business strategies, the ability of the Company to market to the Ispire ONE™, Ispire ONE™’s success if meeting its goals, the ability of its customers to derive the anticipated benefits of the Ispire ONE™ and the success of their products on the markets; the Ispire ONE™ proving to be safe, and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Ispire’s Annual Report on Form 10-K for the year ended June 30, 2023 and any subsequent filings which Ispire makes with the U.S. Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the press release relate only to events or information as of the date on which the statements are made in the press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

For more information, kindly contact:

IR Contacts:
Investor Relations
Sherry Zheng
718-213-7386
ir@ispiretechnology.com

KCSA Strategic Communications

Phil Carlson
212-896-1233
ispire@kcsa.com

PR Contact:
Ellen Mellody
570-209-2947
EMellody@kcsa.com

###

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
	2023 (Note 2)	March 31, 2024
Assets
Current assets:
Cash	$40,300,573	$39,453,727
Accounts receivable, net	24,526,262	47,732,178
Inventories	7,472,108	9,813,782
Prepaid expenses and other current assets	3,378,617	1,652,850
Investment - other	9,133,707	-
Total current assets	84,811,267	98,652,537
Other assets:
Property, plant and equipment, net	1,088,131	2,166,563
Intangible assets, net	-	968,033
Rental deposit	732,334	725,979
Right-of-use assets – operating leases	4,061,617	3,636,104
Long term investment	-	2,000,000
Total other assets	5,882,082	9,496,679
Total assets	$90,693,349	$108,149,216
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,274,391	$3,667,581
Accounts payable – related party	51,698,588	61,030,319
Contract liabilities	988,556	1,327,371
Accrued liabilities and other payables	281,361	2,441,849
Due to a related party	710,910	-
Income tax payable	63,853	-
Operating lease liabilities – current portion	944,525	1,275,923
Total current liabilities	55,962,184	69,743,043

Other liabilities:
Operating lease liabilities – net of current portion	3,356,232	2,730,574
Total liabilities	59,318,416	72,473,617

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.0001 per share; 140,000,000 shares authorized; 54,222,420 and 56,329,396 shares issued and outstanding as of June 30, 2023 and March 31, 2024	5,422	5,633
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued at June 30, 2023 and March 31, 2024	-	-
Additional paid-in capital	25,685,475	41,163,042
Retained earnings (accumulated deficit)	5,847,804	(5,498,886)
Accumulated other comprehensive (loss) income	(163,768)	5,810
Total stockholders’ equity	31,374,933	35,675,599
Total liabilities and stockholders’ equity	$90,693,349	$108,149,216

See notes to unaudited condensed consolidated financial statements.

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Revenue	$24,136,297	$30,015,036	$82,976,746	$114,565,244

Cost of revenue	19,616,098	23,893,083	68,699,245	95,345,545

Gross profit	4,520,199	6,121,953	14,277,501	19,219,699

Operating expenses:
Sales and marketing expenses	948,302	1,754,760	3,182,451	4,174,386
General and administrative expenses	6,261,326	10,047,116	14,689,504	25,587,145

Total operating expenses	7,209,628	11,801,876	17,871,955	29,761,531

Loss from operations	(2,689,429)	(5,679,923)	(3,594,454)	(10,541,832)

Other income (expense):
Interest income, net	391	27,296	77,202	298,161
Exchange gain (loss), net	660,760	(53,904)	183,178	(19,387)
Other income (expense), net	(67,953)	12,265	(108,440)	20,078

Total other income (expense), net	593,198	(14,343)	151,940	298,852

Loss before income taxes	(2,096,231)	(5,694,266)	(3,442,514)	(10,242,980)

Income taxes - current	(237,992)	(255,485)	(1,069,999)	(1,103,710)

Net loss	$(2,334,223)	$(5,949,751)	$(4,512,513)	$(11,346,690)

Other comprehensive loss
Foreign currency translation adjustments	(157,704)	10,788	(15,274)	169,578
Comprehensive loss	$(2,491,927)	$(5,938,963)	$(4,527,787)	$(11,177,112)

Net loss per share
Basic and diluted	$(0.05)	$(0.11)	$(0.09)	$(0.21)

Weighted average shares outstanding:
Basic and diluted	50,000,000	54,347,729	50,000,000	54,287,624

See notes to unaudited condensed consolidated financial statements.

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months ended March 31,
	2023	2024
	(Restated)
Net loss	$(4,512,513)	$(11,346,690)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20,878	138,546
Credit loss expenses	2,330,835	3,318,772
Stock-based compensation expenses	-	4,691,872
Inventory impairment	-	168,585
Changes in operating assets and liabilities:
Accounts receivable	(9,428,024)	(26,553,830)
Inventories	343,395	(2,510,259)
Prepaid expenses and other current assets	143,682	1,732,122
Accounts payable and accounts payable – related party	13,737,398	11,904,642
Contract liabilities	(940,014)	350,227
Accrued liabilities and other payables	273,565	1,160,487
Operating lease liabilities	128,865	(63,853)
Income tax payable	(481,113)	131,253
Net cash provided by (used in) operating activities	1,616,954	(16,878,126)

Cash flows from investing activities:
Purchase of property, plant and equipment	(495,065)	(1,205,716)
Acquisition of intangible assets	-	(979,295)
Purchase of short term investment	(9,604,418)	-
Maturity of short term investment	-	9,133,707
Acquisition of long term investment	-	(1,000,000)
Net cash (used in) provided by investing activities	(10,099,483)	5,948,696

Cash flows from financing activities:
Payment made for dividends	(3,384,678)	-
Advances from related parties	1,934,855	-
Repayments of advances from a related party	(40,512,691)	(703,322)
Proceeds from a secondary offering	-	12,300,000
Costs of a secondary offering	-	(1,514,094)
Net cash (used in) provided by financing activities	(41,962,514)	10,082,584

Net decrease in cash	(50,445,043)	(846,846)
Cash - beginning of period	74,480,651	40,300,573
Cash - end of period	$24,035,608	$39,453,727
Supplemental non-cash investing and financing activities
Leased assets obtained in exchange for operating lease liabilities	$4,882,220	$495,739
Unpaid long term investment in accrued liabilities and other payables	$-	$1,000,000
Supplemental disclosures
Cash paid for income taxes	$1,666,543	$1,355,110
Cash paid for interest	$587	$7,399

See notes to unaudited condensed consolidated financial statements.